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                                                                 Exhibit 99.4


RUDOLPH, PALITZ LLC
1777 Sentry Parkway West
Dublin Hall, Suite 400
Blue Bell, PA  19422
(215) 641-8600
FAX (215) 641-8680

                                                                August 1, 2000

Mr. Robert Alessandrini, CFO
Judge.com, Inc.
Two Bala Plaza, Suite 405
Bala Cynwyd, PA  19004

Dear Mr. Alessandrini:

         On August 1, 2000, Rudolph, Palitz LLC merged with McGladrey & Pullen, LLP. As a result of this transaction, the client-auditor relationship between Judge.com, Inc. (Commission File Number 0-21963) and Rudolph, Palitz LLC has ceased.

                                                      Sincerely,

                                                      /s/ Rudolph, Palitz LLC
                                                      -----------------------
                                                      Rudolph, Palitz LLC


cc:  Office of the Chief Accountant
     SECPS Letter File
     Securities and Exchange Commission
     Mail Stop 11-3
     450 Fifth Street, N.W.
     Washington, DC  20549